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                                                                     EXHIBIT 5.8

[ROBINSON & COLE LLP]

                                               280 Trumbull Street
                                               Hartford, CT 06103-3597
                                               Main (860) 275-8200
                                               Fax (860) 275-8299


June 12, 2003


Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701

Ladies and Gentlemen:

You have requested that we provide this opinion, as special counsel to Mecklenburg County Recycling, Inc., a Connecticut corporation (the "Connecticut Guarantor"), in connection with your filing on February 11, 2003 of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $150,000,000 original principal amount of 9.75% Senior Subordinated Notes Due 2013 (the "New Notes"), of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), and the guarantees of the obligations represented by the New Notes (the "Guarantees" and, together with the New Notes, the "Securities") by the subsidiaries of the Company set forth on SCHEDULE A hereto (such entities, collectively, the "Guarantors").

The Securities are to be issued pursuant to an Indenture, dated as of January 24, 2003 (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee. The Securities are to be issued in an exchange offer for a like aggregate original principal amount of 9.75% Senior Subordinated Notes Due 2013 currently outstanding in accordance with the terms of an Exchange and Registration Rights Agreement, dated as of January 21, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Purchasers (as defined therein), which is filed as Exhibit 4.2 to the Registration Statement.

Solely for the purpose of furnishing this opinion, we are acting as special counsel for the Connecticut Guarantor in connection with the issuance by the Company and the Guarantors of the Securities. We have examined and relied solely upon (i) a signed copy of the Registration Statement, (ii) a signed copy of the Registration Rights Agreement, (ii) a signed copy of the Indenture, (iii) resolutions adopted by the board of directors of the Connecticut Guarantor, as provided to us by the Connecticut Guarantor, (iv) the certificate of incorporation of the Connecticut Guarantor, (v) the by-laws of the

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Casella Waste Systems, Inc.
June 12, 2003
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Connecticut Guarantor, as provided to us by the Connecticut Guarantor and (vi) a
Certificate of Officer of the Connecticut Guarantor, dated January 24, 2003 (the "Officer's Certificate"), attesting to the Connecticut Guarantor's certificate of incorporation and by-laws, certain resolutions adopted by the Board of Directors of the Connecticut Guarantor, the incumbency of certain officers of the Connecticut Guarantor, and as to certain other matters. We have assumed, for purposes of this opinion, that all of the matters set forth in the Officer's Certificate are true and correct in all respects as of the date of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We have made such examinations of fact and Connecticut corporate law as we have deemed necessary and appropriate for purposes hereof.

We express no opinion herein with respect to matters governed by any laws other than the state laws of the State of Connecticut.

Based upon and subject to the foregoing, we are of the opinion that:

     1. The Connecticut Guarantor has duly authorized, executed and delivered the Indenture; and

     2. The Connecticut Guarantor has duly authorized the execution and delivery of its Guarantee.

This opinion is being furnished to you in connection with the filing of the Registration Statement and is solely for your benefit, and may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person for any purpose, without our prior written consent. Further, it is understood that this opinion is to be used by you only in connection with the offer and exchange of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

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Casella Waste Systems, Inc.
June 12, 2003
Page 3

We advise you that we have not participated in the drafting or negotiation of any of the above-referenced documents, and we have not participated in any discussions involving or relating to the same, except to the extent we have been asked to provide this opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and, if necessary, to the use of our name therein and in the related prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

ROBINSON & COLE LLP


By:   /s/ Edward J. Samorajczyk, Jr.
   -----------------------------------------
   Edward J. Samorajczyk, Jr., a Partner

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SCHEDULE A

               All Cycle Waste, Inc.
               Alternate Energy, Inc.
               Atlantic Coast Fibers, Inc.
               B. and C. Sanitation Corporation
               Blasdell Development Group, Inc.
               Bristol Waste Management, Inc.
               Casella NH Investors Co., LLC
               Casella NH Power Co., LLC
               Casella RTG Investors Co., LLC
               Casella Transportation, Inc.
               Casella Waste Management of Massachusetts, Inc.
               Casella Waste Management of N.Y., Inc.
               Casella Waste Management of Pennsylvania, Inc.
               Casella Waste Management, Inc.
               Data Destruction Services, Inc.
               Fairfield County Recycling, Inc.
               FCR Camden, Inc.
               FCR Florida, Inc.
               FCR Greensboro, Inc.
               FCR Greenville, Inc.
               FCR Morris, Inc.
               FCR Redemption, Inc.
               FCR Tennessee, Inc.
               FCR, Inc.
               Forest Acquisitions, Inc.
               Grasslands Inc.
               Hakes C & D Disposal, Inc.
               Hiram Hollow Regeneration Corp.
               The Hyland Facility Associates
               K-C International, Ltd.
               KTI Bio Fuels, Inc.
               KTI Environmental Group, Inc.
               KTI New Jersey Fibers, Inc.
               KTI Operations Inc.
               KTI Recycling of New England, Inc.
               KTI Specialty Waste Services, Inc.
               KTI, Inc.
               Maine Energy Recovery Company, Limited Partnership
               Mecklenburg County Recycling, Inc.
               Natural Environmental, Inc.

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               New England Waste Services of Massachusetts, Inc.
               New England Waste Services of ME, Inc.
               New England Waste Services of N.Y., Inc.
               New England Waste Services of Vermont, Inc.
               New England Waste Services, Inc.
               Newbury Waste Management, Inc.
               North Country Environmental Services, Inc.
               Northern Properties Corporation of Plattsburgh
               Northern Sanitation, Inc.
               PERC, Inc.
               PERC Management Company Limited Partnership
               Pine Tree Waste, Inc.
               R.A. Bronson Inc.
               ReSource Recovery of Cape Cod, Inc.
               ReSource Recovery Systems of Sarasota, Inc.
               ReSource Recovery Systems, Inc.
               ReSource Transfer Services, Inc.
               ReSource Waste Systems, Inc.
               Rochester Environmental Park, LLC
               Schultz Landfill, Inc.
               Sunderland Waste Management, Inc.
               U.S. Fiber, Inc.
               Waste-Stream Inc.
               Westfield Disposal Service, Inc.
               Winters Brothers, Inc.